As filed with the Securities and Exchange Commission on November 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RETROPHIN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4842691
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor

New York, NY 10017

(Address of Principal Executive Offices)

Retrophin, Inc.

2014 Incentive Compensation Plan

(Full Title of the Plan)

Stephen Aselage

Chief Executive Officer

Retrophin, Inc.

777 Third Avenue, 22nd Floor

New York, NY 10017

(Name and Address of Agent for Service)

(646) 837-5863

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Jason L. Kent, Esq.

Nathan J. Nouskajian, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.0001 per share)	8,270,500 shares (3)	$10.98	$90,810,090	$10,552.14

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of Retrophin, Inc.’s (the Registrant) common stock that may become issuable under the Retrophin, Inc. 2014 Incentive Compensation Plan (the 2014 Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on November 11, 2014, as reported on the Nasdaq Global Market.
(3)	Represents 1,826,000 shares of common stock issuable pursuant to stock awards governed by the terms of the 2014 Plan, plus 3,000,000 shares of common stock for issuance under the 2014 Plan, plus 3,444,500 shares of common stock for issuance as inducement grants under the 2014 Plan pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 28, 2014;

2. The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the Securities and Exchange Commission on May 15, 2014, August 14, 2014 and November 13, 2014, respectively;

3. The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Securities and Exchange Commission on January 7, 2014, February 18, 2014, February 28, 2014, March 31, 2014, April 3, 2014, April 4, 2014, April 14, 2014, May 13, 2014, May 14, 2014, June 3, 2014, June 4, 2014, June 10, 2014, June 12, 2014, June 27, 2014, July 7, 2014, July 29, 2014, August 12, 2014, August 14, 2014, September 8, 2014, September 16, 2014, October 2, 2014, October 10, 2014, October 14, 2014 and November 12, 2014;

4. The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Securities and Exchange Commission on April 14, 2014; and

5. The description of the Registrant’s common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on January 9, 2014, including any amendments or reports filed for the purposes of updating this description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Securities and Exchange Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (DGCL) generally allows the Registrant to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Registrant if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Registrant’s board of directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

The Registrant’s amended and restated bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

Insofar as indemnification for liabilities under the Securities Act may be permitted to the Registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, the Registrant have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibits:	Description

3.1	Certificate of Incorporation. (1)

3.2	Amended and Restated Bylaws. (2)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Warrant issued to the purchasers in the private placement of 3,045,929 shares of common stock, dated February 14, 2013. (3)

4.3	Form of Common Stock Purchase Warrant, dated August 15, 2013, issued to the purchasers of securities in the private placement of the Registrant closed on August 15, 2013. (4)

4.4	Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement. (5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Marcum LLP.

23.3	Consent of BDO USA, LLP.

23.4	Consent of BDO USA, LLP.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Retrophin, Inc. 2014 Incentive Compensation Plan.

(1)	Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s General Form for Registration of Securities on Form 10-12G filed with the Securities and Exchange Commission on October 28, 2010 (Registration No. 000-53293).

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2014 (Registration No. 000-53293).
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2013 (Registration No. 000-53293)
(4)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2013 (Registration No. 000-53293).
(5)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2014 (Registration No. 001-36257).

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 14, 2014.

RETROPHIN, INC.

By:	/s/ Stephen Aselage
Stephen Aselage
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEPHEN ASELAGE and MARC PANOFF, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN ASELAGE	Chief Executive Officer and Director	November 14, 2014
Stephen Aselage	(Principal Executive Officer)

/s/ MARC PANOFF	Chief Financial Officer	November 14, 2014
Marc Panoff	(Principal Financial and Accounting Officer)

/s/ STEVE RICHARDSON	Chairman of the Board of Directors	November 14, 2014
Steve Richardson

/s/ CORNELIUS GOLDING	Director	November 14, 2014
Cornelius Golding

/s/ GARY LYONS	Director	November 14, 2014
Gary Lyons

/s/ JEFFREY A. MECKLER	Director	November 14, 2014
Jeffrey A. Meckler

EXHIBIT INDEX

Exhibits:	Description

3.1	Certificate of Incorporation. (1)

3.2	Amended and Restated Bylaws. (2)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Warrant issued to the purchasers in the private placement of 3,045,929 shares of common stock, dated February 14, 2013. (3)

4.3	Form of Common Stock Purchase Warrant, dated August 15, 2013, issued to the purchasers of securities in the private placement of the Registrant closed on August 15, 2013. (4)

4.4	Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement. (5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Marcum LLP.

23.3	Consent of BDO USA, LLP.

23.4	Consent of BDO USA, LLP.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Retrophin, Inc. 2014 Incentive Compensation Plan.

(1)	Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s General Form for Registration of Securities on Form 10-12G filed with the Securities and Exchange Commission on October 28, 2010 (Registration No. 000-53293).
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2014 (Registration No. 000-53293).
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2013 (Registration No. 000-53293)
(4)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2013 (Registration No. 000-53293).
(5)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2014 (Registration No. 001-36257).